Exhibit (g)(1)

MASTER CUSTODIAN AGREEMENT

This Agreement is made as of March 22, 2007, between EACH REGISTERED INVESTMENT COMPANY IDENTIFIED ON APPENDIX A HERETO (each such registered investment company, and each registered investment company made subject to this Agreement in accordance with Section 18 below, referred to as the “Fund”), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the “Custodian”),

WITNESSETH:

WHEREAS, the Funds are registered under the Investment Company Act of 1940 ("the 1940 Act") and each Fund has appointed the Custodian to act as its custodian;

WHEREAS, each Fund may or may not be authorized to issue shares of common stock or shares of beneficial interest in separate series, with each such series representing interests in a separate portfolio of securities and other assets;

WHEREAS, each Fund so authorized so intends that this Agreement be applicable to each of its series set forth on Appendix A hereto (such series together with all other series subsequently established by the Fund and made subject to this Agreement in accordance with Section 19 below, shall be referred to as the “Portfolio(s)”);

WHEREAS, each Fund not so authorized intends that this Agreement be applicable to it and all references herein to one or more “Portfolio(s)” shall be deemed to refer to such Fund(s); and

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

SECTION 1.	EMPLOYMENT OF CUSTODIAN AND PROPERTY TO BE HELD BY IT

Each Fund hereby employs the Custodian as the custodian of its assets of the Portfolios, including securities which the Fund, on behalf of the applicable Portfolio, desires to be held in places within the United States (“domestic securities”) and securities it desires to be held outside the United States (“foreign securities”). Each Fund, on behalf of its Portfolio(s), agrees to deliver to the Custodian all securities and cash owned by it (excluding assets held elsewhere pursuant to Rule 17f-6 of the 1940 Act), and all payments of income, payments of principal or capital distributions received by such Portfolios with respect to all securities owned by it from time to time, and the cash consideration received by it for such new or treasury share of beneficial interest of each Fund representing interests in its Portfolios (“Shares”) as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Fund and not delivered to the Custodian. With respect to uncertificated shares (the “Underlying Shares”) of registered investment companies (hereinafter sometimes referred to as the “Underlying Portfolios”), the holding of confirmation statements that identify the shares as being recorded in the Custodian’s name on behalf of the Portfolios will be deemed custody for purposes hereof.

Upon receipt of “Proper Instructions” (as such term is defined in Section 6 hereof), the Custodian shall, on behalf of the applicable Portfolio(s), from time to time employ one or more sub-custodians located in the United States, but only in accordance with an applicable vote by the Board of Directors or the Board of Trustees of the applicable Fund on behalf of the applicable Portfolio (as appropriate, and in each case, the “Board”). The Custodian may employ as sub-custodian for each Fund’s foreign securities, on behalf of the applicable Portfolio, the foreign banking institutions and foreign securities depositories designated in Schedules A and B hereto, but only in accordance with the applicable provisions of Sections 3 and 4. The Custodian shall have no more or less responsibility or liability to any Fund on account of any actions or omissions of any sub-custodian so employed than any such sub-custodian has to the Custodian.

SECTION 2.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD BY THE CUSTODIAN IN THE UNITED STATES

SECTION 2.1    HOLDING SECURITIES. The Custodian shall hold and physically segregate for the account of each Portfolio all non-cash property, to be held by it in the United States, including all domestic securities owned by such Portfolio other than (a) securities which are maintained pursuant to Section 2.9 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a “U.S. Securities System”) and (b) the Underlying Shares owned by each Fund which are maintained pursuant to Section 2.14 in an account with State Street Bank and Trust Company or such other entity which may from time to time act as a transfer agent for the Underlying Portfolios and with respect to which the Custodian is provided with Proper Instructions (the “Underlying Transfer Agent”).

SECTION 2.2     DELIVERY OF SECURITIES. The Custodian shall release and deliver domestic securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in an account at the Underlying Transfer Agent, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

1)	Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

2)	Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

3)	In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.9 hereof;

4)	To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

5)

To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

6)

To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.8 or into the name or nominee name of any sub-custodian appointed pursuant to Section 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

7)

Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with “street delivery” custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian’s own negligence or willful misconduct;

8)

For exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

9)

In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

10)

For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

11)

For delivery in connection with any loans of securities made by a Fund on behalf of a Portfolio to a third-party lending agent, or the lending agent’s custodian, in accordance with Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund on behalf of the Portfolio;

12)	For the payment of initial or variation margin in connection with trading in futures and options on futures contracts;

13)

For delivery as security in connection with any borrowing by the Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio, but only against receipt of amounts borrowed;

14)

For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the “Exchange Act”) and a member of The National Association of Securities Dealers, Inc. (“NASD”), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund on behalf of a Portfolio;

15)

For delivery in accordance with the provisions of any agreement among a Fund on behalf of a Portfolio, the Custodian, and a futures commission merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission (“CFTC”) and/or any contract market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Fund on behalf of a Portfolio;

16)

Upon receipt of instructions from the transfer agent for the Fund (the “Transfer Agent”) for delivery to such Transfer Agent or to the holders of Shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Fund related to the Portfolio (the “Prospectus”), in satisfaction of requests by holders of Shares for repurchase or redemption;

17)	In the case of a sale processed through the Underlying Transfer Agent of Underlying Shares, in accordance with Section 2.14 hereof; and

18)

For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the applicable Portfolio specifying the securities of the Portfolio to be delivered and naming the person or persons to whom delivery of such securities shall be made.

SECTION 2.3    REGISTRATION OF SECURITIES. Domestic securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of a Fund on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Fund has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment advisor as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.8 or in the name or nominee name of any sub-custodian appointed pursuant to Section 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Agreement shall be in “street name” or other good delivery form. If, however, a Fund directs the Custodian to maintain securities in “street name”, the Custodian shall utilize its best efforts only to timely collect income due the Fund on such securities and to notify the Fund on a best efforts basis only of relevant corporate actions including, without limitation, pendency of calls, maturities, tender or exchange offers.

SECTION 2.4     BANK ACCOUNTS. The Custodian shall open and maintain a separate bank account or accounts in the United States in the name of each Portfolio of each Fund, subject only to draft or order by the Custodian acting pursuant to the terms of this Agreement, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940, as amended. Monies held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the banking department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the 1940 Act and that each such bank or trust company and the monies to be deposited with each such bank or trust company shall on behalf of each Portfolio be approved by vote of a majority of the Board. Such monies shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

SECTION 2.5      COLLECTION OF INCOME. Subject to the provisions of Section 2.3, the Custodian shall collect on a timely basis all income and other payments with respect to registered domestic securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer domestic securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio’s custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) and (11) shall be the responsibility of the applicable Fund. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Fund with such information or data as may be necessary to assist the Fund in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

SECTION 2.6     PAYMENT OF FUND MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

1)

Upon the purchase of domestic securities, options, futures contracts or options on futures contracts for the account of the Portfolio but only (a) against the delivery of such securities or evidence of title to such options, futures contracts or options on futures contracts to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the 1940 Act to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer; (b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.9 hereof; (c) in the case of a purchase of Underlying Shares, in accordance with the conditions set forth in Section 2.14 hereof; (d) in the case of repurchase agreements entered into between the applicable Fund on behalf of a Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian’s account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio; or (e) for transfer to a time deposit account of the Fund in any bank, whether domestic or foreign; such transfer may be effected prior to receipt of a confirmation from a broker and/or the applicable bank pursuant to Proper Instructions from the Fund as defined herein;

2)	In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

3)	For the redemption or repurchase of Shares issued as set forth in Section 5 hereof;

4)

For the payment of any expense or liability incurred by the Portfolio, including but not limited to the following payments for the account of the Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Fund whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

5)

For the payment of any dividends on Shares declared pursuant to the Fund’s articles of incorporation or organization and by-laws or agreement or declaration of trust, as applicable, and Prospectus (collectively, “Governing Documents”);

6)	For payment of the amount of dividends received in respect of securities sold short;

7)	In connection with a lending or borrowing transaction between a Fund on behalf of a Portfolio and an investment company advised by Deutsche Asset Management, Inc., or its applicable affiliates;

8)	In connection with a cash sweep arrangement;

9)	For the payment of initial or variation margin in connection with trading in futures and options on futures contracts;

10)

For the payment of cash to one or more Repo Custodians appointed by a Fund on behalf of a Portfolio, as applicable, and communicated to the Custodian by Proper Instructions, including Schedule D (as may be amended from time to time) attached to this Agreement, duly executed by an authorized officer of the Fund, for the purpose of engaging in repurchase agreement transactions, which payment may be made without contemporaneous receipt by the Custodian of assets in exchange therefor, and upon which delivery to such Repo Custodian in accordance with Proper Instructions from the Fund on behalf of a Portfolio, the Custodian shall have no further responsibility or obligation to the Fund as a custodian for such Portfolio with respect to the cash so delivered in a Free Trade, provided that, in preparing reports of monies received or paid out of the Portfolio or of assets comprising the Portfolio, the Custodian shall be entitled to rely upon information received from time to time from the Repo Custodian and shall not be responsible for the accuracy or completeness of such information included in the Custodian’s reports until such assets are received by the Custodian; and

11)

For any other purpose, but only upon receipt of Proper Instructions from the Fund on behalf of the Portfolio specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

SECTION 2.7 Liability for Payment in Advance of Receipt of Securities Purchased. Except as specifically stated otherwise in this Agreement, in any and every case where payment for purchase of domestic securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Fund on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Fund for such securities to the same extent as if the securities had been received by the Custodian.

SECTION 2.8     APPOINTMENT OF AGENTS. The Custodian may at any time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the 1940 Act to act as a custodian, as its agent to carry out such of the provisions of this Section 2 as the Custodian may from time to time direct; provided, however, that the appointment of any agent shall not relieve the Custodian of its responsibilities or liabilities hereunder. The Underlying Transfer Agent shall not be deemed an agent or subcustodian of the Custodian for purposes of this Section 2.8 or any other provision of this Agreement.

SECTION 2.9     DEPOSIT OF FUND ASSETS IN U.S. SECURITIES SYSTEMS. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System subject to the following provisions:

1)

The Custodian may keep securities of a Portfolio in a U.S. Securities System provided that such securities are represented in an account of the Custodian in the U.S. Securities System, which account shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

2)	The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

3)	The Custodian shall maintain securities of a Portfolio in a U.S. Securities System in compliance with the requirements of Rule 17f-4 of the 1940 Act, as amended from time to time.

4)

The Custodian shall provide the Fund with any report obtained by the Custodian on the U.S. Securities System’s accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

5)

Anything to the contrary in this Agreement notwithstanding, the Custodian shall be liable to the Fund for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of the U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against the U.S. Securities System; at the election of the Fund, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Portfolio has not been made whole for any such loss or damage.

SECTION 2.10      SEGREGATED ACCOUNT. The Custodian shall, upon receipt of Proper Instructions on behalf of each applicable Portfolio, establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.9 hereof, (i) in accordance with the provisions of any agreement among a Fund on behalf of itself or its Portfolios, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the CFTC or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Fund or Portfolio, (ii) for purposes of segregating cash or government securities in connection with swaps arrangements entered into by a Fund on behalf of itself or its Portfolios, options purchased, sold or written by a Fund on behalf of itself or its Portfolio(s), or commodity futures contracts or options thereon purchased or sold by a Fund on behalf of itself or its Portfolios, (iii) for the purposes of compliance by a Fund or a Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release of the U.S. Securities and Exchange Commission (the “SEC”), or interpretative opinion of the staff of the SEC, relating to the maintenance of segregated accounts by registered investment companies, (iv) for the purpose of segregating securities or other assets of the Fund on behalf of itself or its Portfolios in connection with a borrowing transaction between a Fund as borrower and an investment company advised by Deutsche Asset Management, Inc., or its applicable affiliates; and (v) for any other purpose upon receipt of Proper Instructions.

SECTION 2.11   OWNERSHIP CERTIFICATES FOR TAX PURPOSES. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to domestic securities of each Portfolio held by it and in connection with transfers of securities.

SECTION 2.12   PROXIES. Except with respect to Portfolio property purchased pursuant to Section 2.6 (10), the Custodian shall, with respect to the domestic securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Fund such proxies, all proxy soliciting materials and all notices relating to such securities.

SECTION 2.13  COMMUNICATIONS RELATING TO FUND SECURITIES. Except with respect to Portfolio property purchased pursuant to Section 2.6(10), and subject to the provisions of Section 2.3, the Custodian shall transmit promptly to the applicable Fund for each Portfolio all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Fund on behalf of itself or its Portfolios and the maturity of futures contracts purchased or sold by the Fund on behalf of itself or its Portfolios) received by the Custodian from issuers of the securities being held for the Fund or Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or its agents) making the tender or exchange offer. If a Fund desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Fund shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

SECTION 2.14 DEPOSIT OF FUND ASSETS WITH THE UNDERLYING TRANSFER AGENT. Underlying Shares shall be deposited and/or maintained in an account or accounts maintained with the Underlying Transfer Agent. The Underlying Transfer Agent shall be deemed to be acting as if it is a securities depository for purposes of Rule 17f-4 under the 1940 Act. Each Fund hereby directs the Custodian to deposit and/or maintain such securities with the Underlying Transfer Agent, subject to the following provisions:

1)

The Custodian shall keep Underlying Shares owned by a Portfolio with the Underlying Transfer Agent provided that such securities are maintained in an account or accounts on the books and records of the Underlying Transfer Agent in the name of the Custodian as custodian for the Portfolio;

2)	The records of the Custodian with respect to Underlying Shares which are maintained with the Underlying Transfer Agent shall identify by book-entry those Underlying Shares belonging to each Portfolio;

3)

The Custodian shall pay for Underlying Shares purchased for the account of a Portfolio upon (i) receipt of advice from the Portfolio's investment adviser that such Underlying Shares have been purchased and will be transferred to the account of the Custodian, on behalf of the Portfolio, on the books and records of the Underlying Transfer Agent, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall receive confirmation from the Underlying Transfer Agent of the purchase of such securities and the transfer of such securities to the Custodian’s account with the Underlying Transfer Agent only after such payment is made. The Custodian shall transfer Underlying Shares redeemed for the account of a Portfolio (i) upon receipt of an advice from the Portfolio’s investment adviser that such securities have been redeemed and that payment for such securities will be transferred to the Custodian and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. The Custodian will receive confirmation from the Underlying Transfer Agent of the redemption of such securities and payment therefor only after such securities are redeemed. Copies of all advices from the Portfolio's investment adviser of purchases and sales of Underlying Shares for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian, and be provided to the Portfolio’s investment adviser at its request; and

4)

The Custodian shall be not be liable to any Fund or any Portfolio for any loss or damage to the Fund or any Portfolio resulting from maintenance of Underlying Shares with Underlying Transfer Agent except for losses resulting directly from the negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees.

SECTION 2.15	AVAILABILITY OF FEDERAL FUNDS Upon agreement between the Fund on behalf of itself or its Portfolios and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Fund or Portfolio, make federal funds available to the Fund or Portfolio as of specified times agreed upon from time to time by the Fund or Portfolio and the Custodian in the amount of checks received in payment for Shares of such Fund or Portfolio which are deposited into the Fund's or Portfolio’s account.

SECTION 3.	PROVISIONS RELATING TO RULES 17F-5 AND 17F-7

SECTION 3.1.   DEFINITIONS. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

“Country Risk” means all factors reasonably related to the systemic risk of holding Foreign Assets in a particular country including, but not limited to, such country’s political environment, economic and financial infrastructure (including any Eligible Securities Depository operating in the country), prevailing or developing custody and settlement practices, and laws and regulations applicable to the safekeeping and recovery of Foreign Assets held in custody in that country.

“Eligible Foreign Custodian” has the meaning set forth in section (a)(1) of Rule 17f-5, including a majority-owned direct or indirect subsidiary of a U.S. Bank (as defined in Section (a)(7) of Rule 17f-5), a bank holding company meeting the requirements of an Eligible Foreign Custodian (as set forth in Rule 17f-5 or by other appropriate action of the SEC), or a foreign branch of a Bank (as defined in Section 2(a)(5) of the 1940 Act) meeting the requirements of a custodian under Section 17(f) of the 1940 Act; the term does not include any Eligible Securities Depository.

“Eligible Securities Depository” has the meaning set forth in section (b)(1) of Rule 17f-7.

“Foreign Assets” means any of the Fund’s investments (including foreign currencies) for which the primary market is outside the United States and such cash and cash equivalents as are reasonably necessary to effect the Fund’s transactions in such investments.

“Foreign Custody Manager” has the meaning set forth in section (a)(3) of Rule 17f-5.

“Rule 17f-5” means Rule 17f-5 promulgated under the 1940 Act.

“Rule 17f-7” means Rule 17f-7 promulgated under the 1940 Act.

SECTION 3.2.	THE CUSTODIAN AS FOREIGN CUSTODY MANAGER.

3.2.1    DELEGATION TO THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. Each Fund, by resolution adopted by its Board, hereby delegates to the Custodian, subject to Section (b) of Rule 17f-5, the responsibilities set forth in this Section 3.2 with respect to Foreign Assets held outside the United States, and the Custodian hereby accepts such delegation as Foreign Custody Manager for each Fund and each Portfolio, as applicable.

3.2.2    COUNTRIES COVERED. The Foreign Custody Manager shall be responsible for performing the delegated responsibilities defined below only with respect to the countries and custody arrangements for each such country listed on the appropriate Schedule A to this Agreement (“Schedule A, which list of countries may be amended from time to time by any Fund with the agreement of the Foreign Custody Manager. The Foreign Custody Manager shall list on Schedule A the Eligible Foreign Custodians selected by the Foreign Custody Manager to maintain the assets of each Fund, and each Schedule A of Eligible Foreign Custodians may be amended from time to time by agreement between the Fund and the Foreign Custody Manager. The Foreign Custody Manager will provide amended versions of Schedule A in accordance with Section 3.2.5 hereof.

Upon the receipt by the Foreign Custody Manager of Proper Instructions to open an account or to place or maintain Foreign Assets in a country listed on a Schedule A, and the fulfillment by each Fund, on behalf of the applicable Portfolio(s), of the applicable account opening requirements for such country, the Foreign Custody Manager shall be deemed to have been delegated by such Fund’s Board on behalf of such Portfolio(s) responsibility as Foreign Custody Manager with respect to that country and to have accepted such delegation. Execution of this Agreement by each Fund shall be deemed to be a Proper Instruction to open an account, or to place or maintain Foreign Assets, in each country listed on Schedule A in which the Custodian has previously placed or currently maintains Foreign Assets pursuant to the terms of the Agreement. Following the receipt of Proper Instructions directing the Foreign Custody Manager to close the account of a Portfolio with the Eligible Foreign Custodian selected by the Foreign Custody Manager in a designated country, the delegation by the Board on behalf of such Portfolio to the Custodian as Foreign Custody Manager for that country shall be deemed to have been withdrawn, the Custodian shall immediately cease to be the Foreign Custody Manager for such Portfolio with respect to that country.

In the event that the Foreign Custody Manager determines that no Eligible Foreign Custodian in the designated market satisfies the requirements of Rule 17f-5, the Foreign Custody Manager may withdraw its acceptance of delegated responsibilities with respect to such designated country upon written notice to the Fund. Sixty days (or such longer period to which the parties agree in writing) after receipt of any such notice by the Fund, the Custodian shall have no further responsibility in its capacity as Foreign Custody Manager to the Fund with respect to the country as to which the Custodian’s acceptance of delegation is withdrawn.

3.2.3	SCOPE OF DELEGATED RESPONSIBILITIES:

(a)         SELECTION OF ELIGIBLE FOREIGN CUSTODIANS. Subject to the provisions of this Section 3.2, the Foreign Custody Manager may place and maintain the Foreign Assets in the care of the Eligible Foreign Custodian selected by the Foreign Custody Manager in each country listed on Schedule A, as amended from time to time. In performing its delegated responsibilities as Foreign Custody Manager to place or maintain Foreign Assets with an Eligible Foreign Custodian, the Foreign Custody Manager shall determine that the Foreign Assets will be subject to reasonable care, based on the standards applicable to custodians in the country in which the Foreign Assets will be held by that Eligible Foreign Custodian, after considering all factors relevant to the safekeeping of such assets, including, without limitation the factors specified in Rule 17f-5(c)(1), as amended from time to time.

(b)         CONTRACTS WITH ELIGIBLE FOREIGN CUSTODIANS. The Foreign Custody Manager shall determine that the contract governing the foreign custody arrangements with each Eligible Foreign Custodian selected by the Foreign Custody Manager will satisfy the requirements of Rule 17f-5(c)(2).

(c)         MONITORING. In each case in which the Foreign Custody Manager maintains Foreign Assets with an Eligible Foreign Custodian selected by the Foreign Custody Manager, the Foreign Custody Manager shall establish a system to monitor: (i) the appropriateness of maintaining the Foreign Assets with such Eligible Foreign Custodian and (ii) performance of the contract governing the custody arrangements established by the Foreign Custody Manager with the Eligible Foreign Custodian. In the event the Foreign Custody Manager determines that the custody arrangements with an Eligible Foreign Custodian it has selected are no longer appropriate, the Foreign Custody Manager shall notify the Board in accordance with Section 3.2.5 hereunder.

3.2.4    GUIDELINES FOR THE EXERCISE OF DELEGATED AUTHORITY. For purposes of this Section 3.2, the Board, directly or by delegation to its duly authorized investment adviser or investment manager, shall be deemed to have considered and determined to accept such Country Risk as is incurred by placing and maintaining the Foreign Assets in each country for which the Custodian is serving as Foreign Custody Manager of the Portfolios.

3.2.5    REPORTING REQUIREMENTS. At least annually and more frequently as the Board deems reasonable and appropriate based on the circumstances, the Foreign Custody Manager shall provide the Board with written reports specifying placement of the Portfolios’ Foreign Assets with each Eligible Foreign Custodian selected by the Foreign Custody Manager and shall promptly report to the Board, or its duly authorized investment adviser or manager, as to any material change to such foreign custody arrangement.

3.2.6    STANDARD OF CARE AS FOREIGN CUSTODY MANAGER OF THE FUND. In performing the responsibilities delegated to it hereunder, the Foreign Custody Manager agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for the safekeeping of foreign assets of management investment companies registered under the 1940 Act would exercise.

3.2.7    REPRESENTATIONS WITH RESPECT TO RULE 17F-5. The Foreign Custody Manager represents to each Fund that it is a U.S. Bank as defined in section (a)(7) of Rule 17f-5. Each Fund represents to the Custodian that its Board has determined that it is reasonable for such Board to rely on the Custodian to perform the responsibilities delegated pursuant to this Agreement to the Custodian as the Foreign Custody Manager of the Portfolios.

3.2.8    EFFECTIVE DATE AND TERMINATION OF THE CUSTODIAN AS FOREIGN CUSTODY MANAGER. The Board’s delegation to the Custodian as Foreign Custody Manager of the Portfolios shall be effective as of the date hereof and shall remain in effect until terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Termination will become effective sixty (60) days after receipt by the non-terminating party of such notice. The provisions of Section 3.2.2 hereof shall govern the delegation to and termination of the Custodian as Foreign Custody Manager of the Portfolios with respect to designated countries.

SECTION 3.3	ELIGIBLE SECURITIES DEPOSITORIES.

3.3.1    ANALYSIS AND MONITORING. The Custodian shall (a) provide each Fund (or its duly-authorized investment manager or investment advisor) with an analysis of the custody risks associated with maintaining assets with the Eligible Securities Depositories set forth on Schedule B hereto, in accordance with section (a)(1)(i)(A) of Rule 17f-7, and (b) monitor such risks on a continuing basis, and promptly notify such Fund (or its duly-authorized investment manager or investment advisor) of any material change in such risks, in accordance with section (a)(1)(i)(B) of Rule 17f-7.

3.3.2    STANDARD OF CARE. The Custodian agrees to exercise reasonable care, prudence and diligence in performing the duties set forth in Section 3.3.1.

SECTION 4.	DUTIES OF THE CUSTODIAN WITH RESPECT TO PROPERTY OF THE FUND HELD OUTSIDE THE UNITED STATES

SECTION 4.1    DEFINITIONS. As used throughout this Agreement, the following capitalized terms shall have the indicated meanings:

“Foreign Securities System” means an Eligible Securities Depository listed on Schedule B hereto.

“Foreign Sub-Custodian” means a foreign banking institution serving as an Eligible Foreign Custodian.

SECTION 4.2.    HOLDING SECURITIES. The Custodian shall identify on its books as belonging to the Portfolios the foreign securities held by each Foreign Sub-Custodian or Foreign Securities System. The Custodian may hold foreign securities for all of its customers, including the Portfolios, with any Foreign Sub-Custodian in an account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to foreign securities of the Portfolios which are maintained in such account shall identify those securities as belonging to the Portfolios and (ii) to the extent permitted and customary in the market in which the account is maintained, the Custodian shall require that securities so held by the Foreign Sub-Custodian be held separately from any assets of such Foreign Sub-Custodian or of other customers of such Foreign Sub-Custodian.

SECTION 4.3.    FOREIGN SECURITIES SYSTEMS. Foreign securities shall be maintained in a Foreign Securities System in a designated country through arrangements implemented by the Custodian or a Foreign Sub-Custodian, as applicable, in such country.

SECTION 4.4.	TRANSACTIONS IN FOREIGN CUSTODY ACCOUNT.

4.4.1.   DELIVERY OF FOREIGN SECURITIES. The Custodian or a Foreign Sub-Custodian shall release and deliver foreign securities of the Portfolios held by the Custodian or such Foreign Sub-Custodian, or in a Foreign Securities System account, only upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

(i)

upon the sale of such foreign securities for the Portfolio in accordance with commercially reasonable market practice in the country where such foreign securities are held or traded, including, without limitation: (A) delivery against expectation of receiving later payment; or (B) in the case of a sale effected through a Foreign Securities System, in accordance with the rules governing the operation of the Foreign Securities System;

(ii)	to the depository agent in connection with tender or other similar offers for foreign securities of the Portfolio;

(iii)	to the issuer thereof or its agent when such foreign securities are called, redeemed, retired or otherwise become payable;

(iv)

to the issuer thereof, or its agent, for transfer into the name of the Custodian (or the name of the respective Foreign Sub-Custodian or of any nominee of the Custodian or such Foreign Sub-Custodian) or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units;

(v)

to brokers, clearing banks or other clearing agents for examination or trade execution in accordance with market custom; provided that in any such case the Foreign Sub-Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Foreign Sub-Custodian’s own negligence or willful misconduct;

(vi)

for exchange or conversion pursuant to any plan of merger, consolidation, recapitalization, reorganization or readjustment of the securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement;

(vii)

in the case of warrants, rights or similar foreign securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities;

(viii)	for delivery as security in connection with any borrowing by a Fund on behalf of a Portfolio requiring a pledge of assets by the Fund on behalf of such Portfolio;

(ix)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(x)

For delivery in connection with any loans of foreign securities made by a Fund on behalf of a Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and such Fund on behalf of a Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

(xi)

For delivery in connection with any loans of foreign securities made by a Fund on behalf of a Portfolio to a third party lending agent, or the lending agent’s custodian, in accordance with Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and the Fund on behalf of such Portfolio; and

(xii)

for any other purpose, but only upon receipt of Proper Instructions specifying the foreign securities to be delivered and naming the person or persons to whom delivery of such securities shall be made.

4.4.2.     PAYMENT OF PORTFOLIO MONIES. Upon receipt of Proper Instructions, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out, or direct the respective Foreign Sub-Custodian or the respective Foreign Securities System to pay out, monies of a Portfolio in the following cases only:

(i)

upon the purchase of foreign securities for the Portfolio, unless otherwise directed by Proper Instructions, by (A) delivering money to the seller thereof or to a dealer therefor (or an agent for such seller or dealer) against expectation of receiving later delivery of such foreign securities; or (B) in the case of a purchase effected through a Foreign Securities System, in accordance with the rules governing the operation of such Foreign Securities System;

(ii)	in connection with the conversion, exchange or surrender of foreign securities of the Portfolio;

(iii)

for the payment of any expense or liability of the Portfolio, including but not limited to the following payments: interest, taxes, investment advisory fees, transfer agency fees, fees under this Agreement, legal fees, accounting fees, and other operating expenses;

(iv)	for the purchase or sale of foreign exchange or foreign exchange contracts for the Portfolio, including transactions executed with or through the Custodian or its Foreign Sub-Custodians;

(v)	in connection with trading in options and futures contracts, including delivery as original margin and variation margin;

(vi)	for payment of part or all of the dividends received in respect of securities sold short;

(vii)	in connection with a lending or borrowing transaction between a Portfolio and an investment company advised by Deutsche Asset Management, Inc., or its applicable affiliates;

(viii)

for delivery in connection with any loans of foreign securities made by a Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and such Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian’s account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by such Portfolio prior to the receipt of such collateral;

(ix)

For delivery in connection with any loans of foreign securities made by a Portfolio to a third party lending agent, or the lending agent’s custodian, in accordance with Proper Instructions (which may not provide for the receipt by the Custodian of collateral therefor) agreed upon from time to time by the Custodian and such Portfolio; and

(x)	for any other purpose, but only upon receipt of Proper Instructions specifying the amount of such payment and naming the person or persons to whom such payment is to be made.

4.4.3.   MARKET CONDITIONS. Notwithstanding any provision of this Agreement to the contrary, settlement and payment for Foreign Assets received for the account of the Portfolios and delivery of Foreign Assets maintained for the account of the Portfolios may be effected in accordance with the customary established securities trading or processing practices and procedures in the country or market in which the transaction occurs, including, without limitation, delivering Foreign Assets to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) with the expectation of receiving later payment for such Foreign Assets from such purchaser or dealer.

The Custodian shall provide to each Board, or its duly authorized designee, the information with respect to custody and settlement practices in countries in which the Custodian employs a Foreign Sub-Custodian described on Schedule C hereto at the time or times set forth on such Schedule. The Custodian may revise Schedule C from time to time, provided that no such revision shall result in a Board or its duly-authorized designee being provided with substantively less information than had been previously provided hereunder.

SECTION 4.5.  REGISTRATION OF FOREIGN SECURITIES. The foreign securities maintained in the custody of a Foreign Sub-Custodian (other than bearer securities) shall be registered in the name of the applicable Portfolio or in the name of the Custodian or in the name of any Foreign Sub-Custodian or in the name of any nominee of the foregoing, and, provided that a nominee does not act negligently, the applicable Fund on behalf of such Portfolio agrees to hold any such nominee harmless from any liability as a holder of record of such foreign securities. The Custodian or a Foreign Sub-Custodian shall not be obligated to accept securities on behalf of a Portfolio under the terms of this Agreement unless the form of such securities and the manner in which they are delivered are in accordance with reasonable market practice.

SECTION 4.6    BANK ACCOUNTS. The Custodian shall identify on its books as belonging to the applicable Fund cash (including cash denominated in foreign currencies) deposited with the Custodian. Where the Custodian is unable to maintain, or market practice does not facilitate the maintenance of, cash on the books of the Custodian, a bank account or bank accounts shall be opened and maintained outside the United States on behalf of a Portfolio with a Foreign Sub-Custodian in accordance with the provisions of this Agreement. All accounts referred to in this Section shall be subject only to draft or order by the Custodian (or, if applicable, such Foreign Sub-Custodian) acting pursuant to the terms of this Agreement to hold cash received by or from or for the account of the Portfolio. Cash maintained on the books of the Custodian (including its branches, subsidiaries and affiliates), regardless of currency denomination, is maintained in bank accounts established under, and subject to the laws of, The Commonwealth of Massachusetts.

SECTION 4.7.  COLLECTION OF INCOME. The Custodian shall use reasonable commercial efforts to collect all income and other payments with respect to the Foreign Assets held hereunder to which the Portfolios shall be entitled and shall credit such income, as collected, to the applicable Portfolio. In the event that extraordinary measures are required to collect such income, the Fund and the Custodian shall consult as to such measures and as to the compensation and expenses of the Custodian relating to such measures.

SECTION 4.8   SHAREHOLDER RIGHTS. With respect to the foreign securities held pursuant to this Section 4, the Custodian will use reasonable commercial efforts to facilitate the exercise of voting and other shareholder rights, subject always to the laws, regulations and practical constraints that may exist in the country where such securities are issued. Each Fund acknowledges that local conditions, including lack of regulation, onerous procedural obligations, lack of notice and other factors may have the effect of severely limiting the ability of such Fund to exercise shareholder rights.

SECTION 4.9.    COMMUNICATIONS RELATING TO FOREIGN SECURITIES. The Custodian shall transmit promptly to the applicable Fund written information with respect to materials received by the Custodian via the Foreign Sub-Custodians from issuers of the foreign securities being held for the account of the Portfolios (including, without limitation, pendency of calls and maturities of foreign securities and expirations of rights in connection therewith). With respect to tender or exchange offers, the Custodian shall transmit promptly to the applicable Fund written information with respect to materials so received by the Custodian from issuers of the foreign securities whose tender or exchange is sought or from the party (or its agents) making the tender or exchange offer. Absent negligence on the part of the Custodian, the Custodian shall not be liable for any untimely exercise of any tender, exchange or other right or power in connection with foreign securities or other property of the Portfolios at any time held by it unless (i) the Custodian or the respective Foreign Sub-Custodian is in actual possession or control of such foreign securities or property and (ii) the Custodian receives Proper Instructions with regard to the exercise of any such right or power, and both (i) and (ii) occur at least three business days prior to the date on which the Custodian is to take action to exercise such right or power.

SECTION 4.10.  LIABILITY OF FOREIGN SUB-CUSTODIANS. Each agreement pursuant to which the Custodian employs a Foreign Sub-Custodian shall require the Foreign Sub-Custodian to exercise reasonable care in the performance of its duties, and, to the extent possible, to indemnify and hold harmless the Custodian from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the Foreign Sub-Custodian’s performance of such obligations. At a Fund’s election, the Portfolios shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a Foreign Sub-Custodian as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the Portfolios has not been made whole for any such loss, damage, cost, expense, liability or claim.

SECTION 4.11   TAX LAW. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on any Fund, the Portfolios or the Custodian as custodian of the Portfolios by the tax law of the United States or of any state or political subdivision thereof. It shall be the responsibility of each Fund to notify the Custodian of the obligations imposed on such Fund with respect to those Portfolios or the Custodian as custodian of the Portfolios by the tax law of countries other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the Fund with respect to any claim for exemption or refund under the tax law of countries for which such Fund has provided such information.

SECTION 4.12.  ACCESS OF INDEPENDENT ACCOUNTANTS OF THE FUND. Upon request of any Fund, the Custodian will use reasonable efforts to arrange for the independent accountants of such Fund to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its contract with the Custodian.

SECTION 5.	PAYMENTS FOR SALES OR REPURCHASES OR REDEMPTIONS OF SHARES

The Custodian shall receive from the distributor for the Shares or from the Transfer Agent and deposit into the account of the appropriate Portfolio such payments as are received for Shares thereof issued or sold from time to time by the applicable Fund. The Custodian will provide timely notification to such Fund on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

From such funds as may be available for the purpose, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders.

SECTION 6.	PROPER INSTRUCTIONS

“Proper Instructions”, which may also be standing instructions, as used throughout this Agreement shall mean instructions received by the Custodian from a Fund or from a Fund’s investment manager or subadviser, as duly authorized by the applicable Board of such Fund. Such instructions may be in writing signed by the authorized person or persons or may be in a tested communication or in a communication utilizing access codes effected between electro-mechanical or electronic devices or may be by such other means and utilizing such intermediary systems and utilities as may be agreed to from time to time by the Custodian and the person giving such instructions, provided that each Fund has followed any security procedures agreed to from time to time by the applicable Fund and the Custodian, including, but not limited to, the security procedures selected by such Fund in the Funds Transfer Addendum to this Agreement. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. Each Fund shall cause all oral instructions to be confirmed promptly in writing. For purposes of this Section, Proper Instructions shall include instructions received by the Custodian pursuant to any multi-party agreement which requires a segregated asset account in accordance with Section 2.10 of this Agreement. Each Fund or such Fund’s investment manager shall cause its duly authorized officer to certify to the Custodian in writing the names and specimen signatures of persons authorized to give Proper Instructions. The Custodian shall be entitled to rely upon the identity and authority of such persons until it receives notice from the applicable Fund to the contrary.

SECTION 7.	ACTIONS PERMITTED WITHOUT EXPRESS AUTHORITY

The Custodian may in its discretion, without express authority from the applicable Fund on behalf of each applicable Portfolio:

1)

make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Agreement, provided that all such payments shall be accounted for to the Fund on behalf of the Portfolio;

2)	surrender securities in temporary form for securities in definitive form;

3)	endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

4)

in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the applicable Board.

SECTION 8.	EVIDENCE OF AUTHORITY

The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the applicable Fund. The Custodian may receive and accept a copy of a resolution of the Board, certified by the Secretary or an Assistant Secretary of any Fund (“Certified Resolution”), as conclusive evidence (a) of the authority of any person to act in accordance with such resolution or (b) of any determination or of any action by the applicable Board as described in such resolution, and such resolution may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

SECTION 9.	DUTIES OF CUSTODIAN WITH RESPECT TO THE BOOKS OF ACCOUNT AND CALCULATION OF NET ASSET VALUE AND NET INCOME

The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the applicable Board to keep the books of account of each Portfolio and/or compute the net asset value per Share of the outstanding Shares or, if directed in writing to do so by the Fund on behalf of such Portfolio(s), shall itself keep such books of account and/or compute such net asset value per Share. If so directed, the Custodian shall also calculate daily the net income of each applicable Portfolio as described in the Prospectus and shall advise such Portfolio and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Fund on behalf of such Portfolio to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. Each Fund acknowledges and agrees that, with respect to investments maintained with the Underlying Transfer Agent, the Underlying Transfer Agent is the sole source of information on the number of shares of a fund held by it on behalf of a Portfolio and that the Custodian has the right to rely on holdings information furnished by the Underlying Transfer Agent to the Custodian in performing its duties under this Agreement, including, without limitation, the duties set forth in this Section 9 and in Section 10 hereof; provided, however, that the Custodian shall be obligated to reconcile information as to purchases and sales of Underlying Shares contained in trade instructions and confirmations received by the Custodian and to report promptly any discrepancies to the Underlying Transfer Agent. The calculations of the net asset value per Share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Prospectus.

SECTION 10.	RECORDS

The Custodian shall create and maintain all records relating to its activities and obligations under this Agreement in such manner as will meet the obligations of each Fund under the 1940 Act, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder. All such records shall be the property of the Fund and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of such Fund and employees and agents of the SEC. The Custodian shall, at the Fund’s request, supply the Fund with a tabulation of securities owned by each Portfolio and held by the Custodian and shall, when requested to do so by the Fund and for such compensation as shall be agreed upon between the Fund and the Custodian, include certificate numbers in such tabulations.

SECTION 11.	OPINION OF FUND'S INDEPENDENT ACCOUNTANT

The Custodian shall take all reasonable action, as a Fund with respect to a Portfolio may from time to time request, to obtain from year to year favorable opinions from the Fund’s independent accountants with respect to its activities hereunder in connection with the preparation of the Fund’s Form N-1A, N-2, and Form N-SAR or other annual reports to the SEC and with respect to any other requirements thereof.

SECTION 12.	REPORTS TO FUND BY INDEPENDENT PUBLIC ACCOUNTANTS

The Custodian shall provide the applicable Fund, on behalf of each of the Portfolios, at such times as such Fund may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a U.S. Securities System or a Foreign Securities System (either system, a “Securities System”) relating to the services provided by the Custodian under this Agreement; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Fund to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

SECTION 13.	COMPENSATION OF CUSTODIAN

The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between each Fund, on behalf of each applicable Portfolio, and the Custodian.

SECTION 14.	RESPONSIBILITY OF CUSTODIAN

So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Agreement and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties, including any futures commission merchant acting pursuant to the terms of a three-party futures or options agreement. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Agreement, but shall be kept indemnified by and shall be without liability to any Fund for any action taken or omitted by it in good faith without negligence, including, without limitation, acting in accordance with any Proper Instruction. It shall be entitled to rely on and may act upon advice of counsel (who may be counsel for a Fund) on all matters, and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Except to the extent arising from the Custodian’s own negligence or willful misconduct or the negligence or willful misconduct of a sub-custodian, the Custodian shall be without liability to any Fund or Portfolio for any loss, liability, claim or expense resulting from or caused by anything which is part of Country Risk (as defined in Section 3 hereof), including without limitation nationalization, expropriation, currency restrictions, or acts of war, revolution, riots or terrorism.

Except as may arise from the Custodian’s own negligence, willful misconduct, or the negligence or willful misconduct of a sub-custodian or agent, the Custodian shall be without liability to any Fund for any loss, liability, claim or expense resulting from or caused by: (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, work stoppages, natural disasters, or other similar events or acts; or (ii) the insolvency of or acts or omissions by a Securities System. In the event such event or circumstances directly affect the performance of the Custodian’s obligations under this Agreement, the Custodian will take reasonable steps to minimize service interruptions arising from such event or circumstances.

The Custodian shall be liable for the acts or omissions of a Foreign Sub-Custodian (as defined in Section 4 of this Agreement) to the same extent as set forth with respect to sub-custodians generally in the Agreement and, regardless of whether assets are maintained in the custody of a Foreign Sub-Custodian or a Foreign Securities System, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism, or any other loss where the Sub-Custodian has otherwise acted with reasonable care.

If a Fund on behalf of a Portfolio requires the Custodian to take any action with respect to securities, which action involves the payment of money or which action may, in the opinion of the Custodian, result in the Custodian or its nominee assigned to the Fund or the Portfolio being liable for the payment of money or incurring liability of some other form, such Fund on behalf of the Portfolio, as a prerequisite to requiring the Custodian to take such action, shall provide indemnity to the Custodian in an amount and form satisfactory to it.

If any Fund or any of its applicable Portfolios requires the Custodian, its affiliates, subsidiaries or agents, to advance cash or securities for any purpose (including but not limited to securities settlements, foreign exchange contracts and assumed settlement) or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Agreement, except such as may arise from its or its nominee’s own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of such Fund on behalf of the applicable Portfolio shall be security therefor and should the Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of the Portfolio’s assets to the extent necessary to obtain reimbursement.

SECTION 15.	EFFECTIVE PERIOD, TERMINATION AND AMENDMENT

This Agreement shall become effective as of its execution and shall continue in full force and effect until terminated as hereinafter provided. This Agreement may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than ninety (90) days after the date of such delivery or mailing; provided, however, that a Fund shall not amend or terminate this Agreement in contravention of any applicable federal or state regulations, or any provision of such Fund’s Governing Documents, and further provided, that any Fund on behalf of one or more of the Portfolios may at any time by action of its Board (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Agreement in the event of the appointment of a conservator or receiver for the Custodian by the Comptroller of the Currency or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

Termination of this Agreement with respect to any one particular Fund or Portfolio shall in no way affect the rights and duties under this Agreement with respect to any other Fund or Portfolio. Upon termination of the Agreement, the applicable Fund on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its reasonable costs, expenses and disbursements.

SECTION 16.	SUCCESSOR CUSTODIAN

If a successor custodian for one or more Portfolios shall be appointed by the applicable Board, the Custodian shall, upon termination and receipt of Proper Instructions, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System or at the Underlying Transfer Agent.

If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a Certified Resolution, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such resolution.

In the event that no written order designating a successor custodian or Certified Resolution shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a “bank” as defined in the 1940 Act, doing business in Boston, Massachusetts, or New York, New York, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Agreement on behalf of each applicable Portfolio, and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System or at the Underlying Transfer Agent. Thereafter, such bank or trust company shall be the successor of the Custodian under this Agreement.

In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of any Fund to procure the Certified Resolution to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Agreement relating to the duties and obligations of the Custodian shall remain in full force and effect.

SECTION 17.	LIMITATION OF LIABILITY OF FUND

As expressly permitted, limited or prohibited by relevant state or federal law, it is understood and expressly stipulated that no member of the Board, officers, agents or shareholders of any Fund shall be personally liable under the Agreement. It is understood and acknowledged that all persons dealing with any Fund must look solely to the property of that Fund for the enforcement of any claims against such Fund, as the trustees, officers, agents or shareholders will not assume any personal liability for obligations entered into on behalf of such Fund.

SECTION 18.	ADDITIONAL FUNDS

In the event that any registered investment company in addition to those listed on Appendix A to this Agreement desires to have the Custodian render services as custodian under the terms of this Agreement, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such registered investment company shall become a Fund hereunder and be bound by all terms and conditions and provisions of this Agreement.

SECTION 19.	ADDITIONAL PORTFOLIOS

In the event that any Fund establishes one or more series of Shares in addition to those set forth on Appendix A to this Agreement and the Fund desires to have the Custodian render services to such series as custodian under the terms of this Agreement, it shall so notify the Custodian in writing, and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio under this Agreement.

SECTION 20.	INTERPRETIVE AND ADDITIONAL PROVISIONS

In connection with the operation of this Agreement, the Custodian and each Fund on behalf of the Portfolios may from time to time agree on such provisions interpretive of or in addition to the provisions of this Agreement as may in their joint opinion be consistent with the general tenor of this Agreement. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of any Fund’s Governing Documents. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Agreement.

SECTION 21.	MASSACHUSETTS LAW TO APPLY

This Agreement shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

SECTION 22.	PRIOR AGREEMENTS

This Agreement supersedes and terminates, as of the date hereof, all prior Agreements between each Fund on behalf of each of the Portfolios, as applicable, and the Custodian relating to the custody of such Fund’s assets.

SECTION 23.	NOTICES.

Any notice, instruction or other instrument required to be given hereunder may be delivered in person to the offices of the parties as set forth herein during normal business hours or delivered prepaid registered mail or by telex, cable or telecopy to the parties at the following addresses or such other addresses as may be notified by any party from time to time.

To the Funds:	Deutsche Asset Management
Two International Place
Boston, MA 02110
Attention: John Millette
Telephone:	617-295-2572
Telecopy:	617-295-4066

To the Custodian:	State Street Bank and Trust Company
2 Avenue de Lafayette/LCC 1
Boston, MA 02111
Attention: Ann M. Kelly
Telephone: 617-662-7126
Telecopy:	617-662-0660

Such notice, instruction or other instrument shall be deemed to have been served in the case of a registered letter at the expiration of five business days after posting, in the case of cable twenty-four hours after dispatch and, in the case of telex, immediately on dispatch and if delivered outside normal business hours it shall be deemed to have been received at the next time after delivery when normal business hours commence and in the case of cable, telex or telecopy on the business day after the receipt thereof. Evidence that the notice was properly addressed, stamped and put into the post shall be conclusive evidence of posting.

SECTION 24.	REPRODUCTION OF DOCUMENTS

This Agreement and all schedules, addenda, exhibits, attachments and amendments hereto may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 25.	THE PARTIES

All references herein to the “Fund” are to each of the management investment companies listed on Appendix A hereto, and each management investment company made subject to this Agreement in accordance with Section 18 above, individually, as if this Agreement were between such individual Fund and the Custodian. In the case of a series corporation, trust or other entity, all references herein to the “Portfolio” are to the individual series or portfolio of such corporation, trust or other entity, or to such corporation, trust or other entity on behalf of the individual series or portfolio, as appropriate, made subject to this Agreement in accordance with Section 19 above. Any reference in this Agreement to “the parties” shall mean the Custodian and such other individual Fund as to which the matter pertains.

On behalf of each Fund that is organized as a Massachusetts business trust, notice is hereby given that a copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Massachusetts, and that this Agreement is executed by an officer of the Fund, as an officer and not individually, on behalf of the trustees of the Fund, as trustees and not individually, and that the obligations of this Agreement with respect to the Fund shall be binding upon the assets and properties of the Fund only and shall not be binding upon any of the trustees, officers, employees, agents or shareholders of the Fund individually.

SECTION 26.	REMOTE ACCESS SERVICES ADDENDUM

The Custodian and each Fund agree to be bound by the terms of the Remote Access Services Addendum attached hereto.

SECTION 27.	COUNTERPARTS

This Agreement may be signed in counterparts, all of which shall constitute but one and the same instrument.

SECTION 28.	SEVERABILITY

Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be deemed prohibited or invalid under such applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, and such prohibition or invalidity shall not invalidate the remainder of such provision or the other provisions of this Agreement.

SECTION 29.	CONFIDENTIALITY

The parties hereto agree that each shall treat confidentially all information provided by each party to the other party regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior written consent of the party providing the information. In addition, during the term of this Agreement, the Custodian will maintain policies reasonably designed to prohibit the Custodian and its employees from engaging in securities transactions based on knowledge of the Fund’s portfolio holdings

The foregoing shall not be applicable to any information that is (i) publicly available when provided or thereafter becomes publicly available, other than through a breach of this Agreement, or that is independently derived by any party hereto without the use of any information provided by the other party hereto in connection with this Agreement, (ii) aggregated, without reference to such Fund, in whole or in part, with other client information for the Custodian’s own marketing, reporting or other purposes, or (iii) required in any legal or regulatory proceeding, investigation, audit, examination, subpoena, civil investigative demand or other similar process, or by operation of law or regulation.

SECTION 30.	PROVISIONS SURVIVING TERMINATION

The provisions of Sections 10, 14, 16, 21 and 29 of this Agreement shall survive termination of this Agreement for any reason.

SECTION 31.	SHAREHOLDER COMMUNICATIONS ELECTION

SEC Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs each Fund to indicate whether it authorizes the Custodian to provide such Fund’s name, address, and share position to requesting companies whose securities the Fund owns. If a Fund tells the Custodian “no”, the Custodian will not provide this information to requesting companies. If a Fund tells the Custodian “yes” or does not check either “yes” or “no” below, the Custodian is required by the rule to treat a Fund as consenting to disclosure of this information for all securities owned by the Fund or any funds or accounts established by the Fund. For a Fund’s protection, the Rule prohibits the requesting company from using the Fund’s name and address for any purpose other than corporate communications. Please indicate below whether each Fund consents or objects by checking one of the alternatives below.

YES ☐	The Custodian is authorized to release the Fund’s name, address, and share positions.

NO ☒	The Custodian is not authorized to release the Fund’s name, address, and share positions.

IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the date written on page one of this Agreement.

EACH REGISTERED INVESTMENT COMPANY	FUND SIGNATURE ATTESTED TO BY:
IDENTIFIED ON APPENDIX A ATTACHED

By:	/s/John Millette	By:	/s/Caroline Pearson
Name:	John Millette	Name:	Caroline Pearson
Title:	Secretary	Title:	Assistant Secretary

STATE STREET BANK AND TRUST COMPANY	SIGNATURE ATTESTED TO BY:

By:	/s/Joseph L. Hooley	By:	/s/Matthew J. Kelly
Name:	Joseph L. Hooley	Name:	Matthew J. Kelly
Title:	Executive Vice President	Title:	Vice President	and Counsel

APPENDIX A

To

Master Custodian Agreement dated March 22, 2007

NEW YORK BOARD FUNDS

CASH MANAGEMENT PORTFOLIO

CASH RESERVE FUND, INC., and its series:

Prime Series

Tax-Free Series

Treasury Series

DWS ADVISOR FUNDS, and its series:

Cash Management Fund Investment

DWS Core Fixed Income Fund

DWS High Income Plus Fund

DWS International Equity Fund

DWS Lifecycle Long Range Fund

DWS Micro Cap Fund

DWS Mid Cap Growth Fund

DWS RREEF Real Estate Securities Fund

DWS Short Duration Fund

DWS Short Duration Plus Fund

DWS Short-Term Municipal Bond Fund

DWS Small Cap Growth Fund

Money Market Fund Investment

NY Tax Free Money Fund Investment

Tax Free Money Fund Investment

Treasury Money Fund Investment

DWS ALLOCATION SERIES, and its series:

DWS Conservative Allocation Fund

DWS Growth Allocation Fund

DWS Growth Plus Allocation Fund

DWS Moderate Allocation Fund

DWS COMMUNICATIONS FUND, INC.

DWS EQUITY PARTNERS FUND, INC.

DWS EQUITY 500 INDEX PORTFOLIO

DWS FUNDS TRUST, and its series:

DWS Short Term Bond Fund

DWS INCOME TRUST, and its series:

DWS GNMA Fund

DWS INSTITUTIONAL FUNDS, and its series:

Cash Management Fund Institutional

Cash Reserves Fund Institutional

Daily Assets Fund Institutional

DWS Commodity Securities Fund

DWS EAFE Equity Index Fund

DWS Equity 500 Index Fund

DWS Inflation Protected Plus Fund

DWS U.S. Bond Index Fund

Treasury Money Fund

DWS INTERNATIONAL EQUITY PORTFOLIO

DWS INVESTMENT TRUST, and its series:

DWS Capital Growth Fund

DWS Growth & Income Fund

DWS Large Company Growth Fund

DWS S&P 500 Index Fund

DWS Small Cap Core Fund

DWS INVESTMENTS VIT TRUST, and its series:

DWS Equity 500 Index VIP

DWS RREEF Real Estate Securities VIP

DWS Small Cap Index VIP

DWS MONEY MARKET TRUST, and its series:

DWS Money Market Series

DWS MUNICIPAL TRUST, and its series:

DWS High Yield Tax Free Fund

DWS Managed Municipal Bond Fund

DWS PORTFOLIO TRUST, and its series:

DWS Core Plus Income Fund

DWS RREEF REAL ESTATE FUND, INC.

DWS RREEF REAL ESTATE FUND II, INC.

DWS SECURITIES TRUST, and its series:

DWS Health Care Fund

DWS Small Cap Value Fund

DWS STATE TAX FREE TRUST, and its series:

DWS Massachusetts Tax-Free Fund

DWS TAX FREE MONEY FUND

DWS TAX FREE TRUST, and its series:

DWS Intermediate Tax/AMT Free Fund

TREASURY MONEY PORTFOLIO

DWS U.S. TREASURY MONEY FUND

DWS VALUE BUILDER FUND, INC.

DWS VALUE EQUITY TRUST, and its series:

DWS Enhanced S&P 500 Index Fund

DWS Equity Income Fund

DWS VARIABLE SERIES I, and its series:

DWS Bond VIP

DWS Capital Growth VIP

DWS Growth & Income VIP

DWS Health Care VIP

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Argentina	Citibank, N.A.

Australia	Westpac Banking Corporation

Citibank Pty. Limited

Austria	Erste Bank der Österreichischen Sparkassen AG

Bahrain	HSBC Bank Middle East
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Bangladesh	Standard Chartered Bank

Belgium	BNP Paribas Securities Services, S.A.

Benin	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Bermuda	The Bank of Bermuda Limited

Botswana	Barclays Bank of Botswana Limited

Brazil	Citibank, N.A.

Bulgaria	ING Bank N.V.

Burkina Faso	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Canada	State Street Trust Company Canada

Cayman Islands	Scotiabank & Trust (Cayman) Limited

Chile	BankBoston, N.A.

People’s Republic	The Hongkong and Shanghai Banking Corporation Limited,

12/31/06	1

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

of China	Shanghai and Shenzhen branches

Colombia	Cititrust Colombia S.A. Sociedad Fiduciaria

Costa Rica	Banco BCT S.A.

Croatia	Privredna Banka Zagreb d.d

Cyprus	Marfin Popular Bank Public Company Ltd.

Czech Republic	Ceskoslovenská Obchodní Banka, A.S.

Denmark	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Copenhagen branch)

Ecuador	Banco de la Producción S.A. PRODUBANCO

Egypt	HSBC Bank Egypt S.A.E.
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Estonia	AS Hansabank

Finland	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Helsinki branch)

France	BNP Paribas Securities Services, S.A.

Deutsche Bank AG, Netherlands (operating through its Paris branch)

Germany	Deutsche Bank AG

Ghana	Barclays Bank of Ghana Limited

Greece	National Bank of Greece S.A.

12/31/06	2

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Guinea-Bissau	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Hong Kong	Standard Chartered Bank (Hong Kong) Limited

Hungary	HVB Bank Hungary Rt.

Iceland	Kaupthing Bank hf.

India	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Indonesia	Deutsche Bank AG

Ireland	Bank of Ireland

Israel	Bank Hapoalim B.M.

Italy	BNP Paribas Securities Services, S.A.

Deutsche Bank S.p.A.

Ivory Coast	Société Générale de Banques en Côte d’Ivoire

Jamaica	Bank of Nova Scotia Jamaica Ltd.

Japan	Mizuho Corporate Bank Ltd.

Sumitomo Mitsui Banking Corporation

Jordan	HSBC Bank Middle East
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

12/31/06	3

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Kazakhstan	HSBC Bank Kazakhstan
(as delegate of the Hongkong and Shanghai Banking Corporation Limited)

Kenya	Barclays Bank of Kenya Limited

Republic of Korea	Deutsche Bank AG

The Hongkong and Shanghai Banking Corporation Limited

Latvia	A/s Hansabanka

Lebanon	HSBC Bank Middle East
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Lithuania	SEB Vilniaus Bankas AB

Malaysia	Standard Chartered Bank Malaysia Berhad

Mali	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Malta	The Hongkong and Shanghai Banking Corporation Limited

Mauritius	The Hongkong and Shanghai Banking Corporation Limited

Mexico	Banco Nacional de México S.A.

Morocco	Attijariwafa bank

Namibia	Standard Bank Namibia Limited	-

Netherlands	Deutsche Bank AG

12/31/06	4

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

New Zealand	Westpac Banking Corporation

Niger	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Nigeria	Stanbic Bank Nigeria Limited

Norway	Skandinaviska Enskilda Bankken AB, Sweden (operating through its Oslo branch)

Oman	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Pakistan	Deutsche Bank AG

Palestine	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Panama	HSBC Bank (Panama) S.A.

Peru	Citibank del Péru, S.A.

Philippines	Standard Chartered Bank

Poland	Bank Handlowy w Warszawie S.A.

Portugal	Banco Comercial Português S.A.

Puerto Rico	Citibank N.A.

Qatar	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

Romania	ING Bank N.V.

12/31/06	5

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Russia	ING Bank (Eurasia) ZAO, Moscow

Senegal	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

Serbia	HVB Bank Serbia and Montenegro a.d.

Singapore	DBS Bank Limited

United Overseas Bank Limited

Slovak Republic	Ceskoslovenská Obchodní Banka, A.S., pobocka zahranicnej banky v SR

Slovenia	Bank Austria Creditanstalt d.d. - Ljubljana

South Africa	Nedbank Limited

Standard Bank of South Africa Limited

Spain	Deutsche Bank S.A.E.

Sri Lanka	The Hongkong and Shanghai Banking Corporation Limited

Swaziland	Standard Bank Swaziland Limited

Sweden	Skandinaviska Enskilda Banken AB

Switzerland	UBS AG

Taiwan - R.O.C.	Central Trust of China

Thailand	Standard Chartered Bank (Thai) Public Company Limited

Togo	via Société Générale de Banques en Côte d’Ivoire, Abidjan, Ivory Coast

12/31/06	6

STATE STREET	SCHEDULE A
GLOBAL CUSTODY NETWORK
SUBCUSTODIANS

Country	Subcustodian

Trinidad & Tobago	Republic Bank Limited

Tunisia	Banque Internationale Arabe de Tunisie

Turkey	Citibank, A.S.

Uganda	Barclays Bank of Uganda Limited

Ukraine	ING Bank Ukraine

United Arab Emirates	HSBC Bank Middle East Limited
(as delegate of The Hongkong and Shanghai Banking Corporation Limited)

United Kingdom	State Street Bank and Trust Company, United kingdom Branch

Uruguay	BankBoston, N.A.

Venezuela	Citibank, N.A.

Vietnam	The Hongkong and Shanghai Banking Corporation Limited

Zambia	Barclays Bank of Zambia Plc.

Zimbabwe	Barclays Bank of Zimbabwe Limited

12/31/06	7

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Argentina	Caja de Valores S.A.

Australia	Austraclear Limited

Austria	Oesterreichische Kontrollbank AG
(Wertpapiersammelbank Division)

Bahrain	Clearing, Settlement, and Depository System of the Bahrain Stock Exchange

Bangladesh	Central Depository Bangladesh Limited

Belgium	Banque Nationale de Belgique

Euroclear Belgium

Benin	Dépositaire Central – Banque de Règlement

Bermuda	Bermuda Securities Depository

Brazil	Central de Custódia e de Liquidação Financeira de Títulos Privados (CETIP)

Companhia Brasileira de Liquidação e Custódia

Sistema Especial de Liquidação e de Custódia (SELIC)

Bulgaria	Bulgarian National Bank

Central Depository AD

Burkina Faso	Dépositaire Central – Banque de Règlement

Canada	The Canadian Depository for Securities Limited

Chile	Depósito Central de Valores S.A.

12/31/06

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

People’s Republic	China Securities Depository and Clearing Corporation Limited
of China	Shanghai Branch

China Securities Depository and Clearing Corporation Limited
Shenzhen Branch

Colombia	Depósito Central de Valores

Depósito Centralizado de Valores de Colombia S..A. (DECEVAL)

Costa Rica	Central de Valores S.A.

Croatia	Središnja Depozitarna Agencija d.d.

Cyprus	Central Depository and Central Registry

Czech Republic	Czech National Bank

Stredisko cenných papíru – Ceská republika

Denmark	Værdipapircentralen (Danish Securities Center)

Egypt	Misr for Clearing, Settlement, and Depository S.A.E.

Central Bank of Egypt

Estonia	AS Eesti Väärtpaberikeskus

Finland	Suomen Arvopaperikeskus Oy

France	Euroclear France

Germany	Clearstream Banking AG, Frankfurt

12/31/06

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Greece	Apothetirion Titlon AE - Central Securities Depository

Bank of Greece,
System for Monitoring Transactions in Securities in Book-Entry Form

Guinea-Bissau	Dépositaire Central – Banque de Règlement

Hong Kong	Central Moneymarkets Unit

Hong Kong Securities Clearing Company Limited

Hungary	Központi Elszámolóház és Értéktár (Budapest) Rt. (KELER)

Iceland	Icelandic Securities Depository Limited

India	Central Depository Services (India) Limited

National Securities Depository Limited

Reserve Bank of India

Indonesia	Bank Indonesia

PT Kustodian Sentral Efek Indonesia

Israel	Tel Aviv Stock Exchange Clearing House Ltd. (TASE Clearinghouse)

Italy	Monte Titoli S.p.A.

Ivory Coast	Dépositaire Central – Banque de Règlement

Jamaica	Jamaica Central Securities Depository

Japan	Bank of Japan - Net System

12/31/06

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Japan Securities Depository Center (JASDEC) Incorporated

Jordan	Securities Depository Center

Kazakhstan	Central Securities Depository

Kenya	Central Depository and Settlement Corporation Limited

Central Bank of Kenya

Republic of Korea	Korea Securities Depository

Latvia	Latvian Central Depository

Lebanon	Banque du Liban

Custodian and Clearing Center of Financial Instruments
for Lebanon and the Middle East (Midclear) S.A.L.

Lithuania	Central Securities Depository of Lithuania

Malaysia	Bank Negara Malaysia

Bursa Malaysia Depository Sdn. Bhd.

Mali	Dépositaire Central – Banque de Règlement

Malta	Central Securities Depository of the Malta Stock Exchange

Mauritius	Bank of Mauritius

Central Depository and Settlement Co. Ltd.

Mexico	S.D. INDEVAL, S.A. de C.V.

12/31/06

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Morocco	Maroclear

Namibia	Bank of Namibia

Netherlands	Euroclear Nederland

New Zealand	New Zealand Central Securities Depository Limited

Niger	Dépositaire Central – Banque de Règlement

Nigeria	Central Securities Clearing System Limited

Norway	Verdipapirsentralen (Norwegian Central Securities Depository)

Oman	Muscat Depository & Securities Registration Company, SAOC

Pakistan	Central Depository Company of Pakistan Limited

State Bank of Pakistan

Palestine	Clearing, Depository and Settlement, a department
of the Palestine Stock Exchange

Panama	Central Latinoamericana de Valores, S.A. (LatinClear)

Peru	Caja de Valores y Liquidaciones, Institución de
Compensación y Liquidación de Valores S.A

Philippines	Philippine Depository & Trust Corporation

Registry of Scripless Securities (ROSS) of the Bureau of Treasury

12/31/06

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Poland	Rejestr Papierów Wartosciowych

Krajowy Depozyt Papierów Wartos´ciowych S.A.

Portugal	INTERBOLSA – Sociedade Gestora de Sistemas de Liquidação
e de Sistemas Centralizados de Valores Mobiliários, S.A.

Qatar	Central Clearing and Registration (CCR), a
department of the Doha Securities Market

Romania	Bucharest Stock Exchange Registry Division

National Bank of Romania

Russia	Vneshtorgbank, Bank for Foreign Trade of the Russian Federation

Senegal	Dépositaire Central – Banque de Règlement

Serbia	Central Registrar and Central Depository for Securities

Singapore	The Central Depository (Pte) Limited

Monetary Authority of Singapore

Slovak Republic	Náodná banka slovenska

Centralny depozitar cenných papierov SR, a.s.

Slovenia	KDD – Centralna klirinsko depotna druzba d.d.

South Africa	Share Transactions Totally Electronic (STRATE) Ltd.

12/31/06

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

Spain	IBERCLEAR

Sri Lanka	Central Depository System (Pvt) Limited

Sweden	Värdepapperscentralen VPC AB
(Swedish Central Securities Depository)

Switzerland	SegaIntersettle AG (SIS)

Taiwan - R.O.C.	Taiwan Depository and Clearing Corporation

Thailand	Thailand Securities Depository Company Limited

Togo	Dépositaire Central – Banque de Règlement

Trinidad and Tobago	Trinidad and Tobago Central Bank

Tunisia	Société Tunisienne Interprofessionelle pour la Compensation
et de Dépôts des Valeurs Mobilières (STICODEVAM)

Turkey	Central Bank of Turkey

Central Registry Agency

Uganda	Bank of Uganda

Ukraine	Mizhregionalny Fondovy Souz

National Bank of Ukraine

United Arab Emirates	Clearing and Depository System,
a department of the Dubai Financial Market

12/31/06

STATE STREET	SCHEDULE B
GLOBAL CUSTODY NETWORK
DEPOSITORIES OPERATING IN NETWORK MARKETS

Country	Depositories

United Kingdom	CrestCo.

Uruguay	Banco Central del Uruguay

Venezuela	Banco Central de Venezuela

Caja Venezolana de Valores

Vietnam	Vietnam Securities Depository

Zambia	Bank of Zambia

LuSE Central Shares Depository Limited

TRANSNATIONAL

Euroclear

Clearstream Banking, S.A.

12/31/06

SCHEDULE C

MARKET INFORMATION

Publication/Type of Information	Brief Description

(scheduled frequency)

The Guide to Custody in World Markets	An overview of settlement and safekeeping procedures,
(hardcopy annually and regular	custody practices and foreign investor considerations for the
website updates)	markets in which State Street offers custodial services.

Global Custody Network Review	Information relating to Foreign Sub-Custodians in State Street’s
(annually)

Global Custody Network. The Review stands as an integral part of the materials that State Street provides to its U.S. mutual fund clients to assist them in complying with SEC Rule 17f-5. The Review also gives insight into State Street’s market expansion and Foreign Sub-Custodian selection processes, as well as the procedures and controls used to monitor the financial condition and performance of our Foreign Sub-Custodian banks.

Securities Depository Review	Custody risk analyses of the Foreign Securities Depositories
(annually)

presently operating in Network markets. This publication is an integral part of the materials that State Street provides to its U.S. mutual fund clients to meet informational obligations created by SEC Rule 17f-7.

Global Legal Survey	With respect to each market in which State Street offers custodial
(annually)

services, opinions relating to whether local law restricts (i) access of a fund’s independent public accountants to books and records of a Foreign Sub-Custodian or Foreign Securities System, (ii) a fund’s ability to recover in the event of bankruptcy or insolvency of a Foreign Sub-Custodian or Foreign Securities System, (iii) a fund’s ability to recover in the event of a loss by a Foreign Sub-Custodian or Foreign Securities System, and (iv) the ability of a foreign investor to convert cash and cash equivalents to U.S. dollars.

Subcustodian Agreements	Copies of the contracts that State Street has entered into with each
(annually)	Foreign Sub-Custodian that maintains U.S. mutual fund assets in the markets in which State Street offers custodial services.

Global Market Bulletin	Information on changing settlement and custody conditions in
(daily or as necessary)	markets where State Street offers custodial services.

Includes changes in market and tax regulations, depository developments, dematerialization information, as well as other market changes that may impact State Street’s clients.

Foreign Custody Advisories	For those markets where State Street offers custodial
(as necessary)	services that exhibit special risks or infrastructures impacting custody, State Street issues market advisories to highlight
those unique market factors which might impact our ability to offer recognized custody service levels.

Material Change Notices	Informational letters and accompanying materials confirming
(presently on a quarterly	State Street’s foreign custody arrangements, including a
basis or as otherwise necessary)	summary of material changes with Foreign Sub-Custodians that have occurred during the previous quarter. The notices also identify any material changes in the custodial risks associated with maintaining assets with Foreign Securities Depositories.

SCHEDULE D

to

Master Custodian Agreement of March 22, 2007

Between State Street Bank and Trust Company and

Each Registered Investment Company Identified on Appendix A

TRI-PARTY REPO CUSTODIAN BANKS	ACCOUNT NUMBERS

The Bank of New York
The Chase Manhattan Bank

Authorized Signatures:

By: _______________________________	By: _________________________

Title: ______________________________	Title: ________________________

Date: _____________________________	Date: ________________________

FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

OPERATING GUIDELINES

1.         OBLIGATION OF THE SENDER: State Street is authorized to promptly debit Client’s account(s) upon the receipt of a payment order in compliance with the selected Security Procedure chosen for funds transfer and in the amount of money that State Street has been instructed to transfer. State Street shall execute payment orders in compliance with the Security Procedure and with the Client's instructions on the execution date provided that such payment order is received by the customary deadline for processing such a request, unless the payment order specifies a later time. All payment orders and communications received after this time will be deemed to have been received on the next business day.

2.           SECURITY PROCEDURE: The Client acknowledges that the Security Procedure it has designated on the Selection Form was selected by the Client from Security Procedures offered by State Street. The Client agrees that the Security Procedures are reasonable and adequate for its wire transfer transactions and agrees to be bound by any payment orders, amendments and cancellations, whether or not authorized, issued in its name and accepted by State Street after being confirmed by any of the selected Security Procedures. The Client also agrees to be bound by any other valid and authorized payment order accepted by State Street. The Client shall restrict access to confidential information relating to the Security Procedure to authorized persons as communicated in writing to State Street. The Client must notify State Street immediately if it has reason to believe unauthorized persons may have obtained access to such information or of any change in the Client’s authorized personnel. State Street shall verify the authenticity of all instructions according to the Security Procedure.

3.           ACCOUNT NUMBERS: State Street shall process all payment orders on the basis of the account number contained in the payment order. In the event of a discrepancy between any name indicated on the payment order and the account number, the account number shall take precedence and govern. Financial institutions that receive payment orders initiated by State Street at the instruction of the Client may also process payment orders on the basis of account numbers, regardless of any name included in the payment order. State Street will also rely on any financial institution identification numbers included in any payment order, regardless of any financial institution name included in the payment order.

4.           REJECTION: State Street reserves the right to decline to process or delay the processing of a payment order which (a) is in excess of the collected balance in the account to be charged at the time of State Street’s receipt of such payment order; (b) if initiating such payment order would cause State Street, in State Street’s sole judgment, to exceed any volume, aggregate dollar, network, time, credit or similar limits upon wire transfers which are applicable to State Street; or (c) if State Street, in good faith, is unable to satisfy itself that the transaction has been properly authorized.

5.           CANCELLATION OR AMENDMENT: State Street shall use reasonable efforts to act on all authorized requests to cancel or amend payment orders received in compliance with the Security Procedure provided that such requests are received in a timely manner affording State Street reasonable opportunity to act. However, State Street assumes no liability if the request for amendment or cancellation cannot be satisfied.

6.           ERRORS: State Street shall assume no responsibility for failure to detect any erroneous payment order provided that State Street complies with the payment order instructions as received and State Street complies with the Security Procedure. The Security Procedure is established for the purpose of authenticating payment orders only and not for the detection of errors in payment orders.

7.           INTEREST AND LIABILITY LIMITS: State Street shall assume no responsibility for lost interest with respect to the refundable amount of any unauthorized payment order, unless State Street is notified of the unauthorized payment order within thirty (30) days of notification by State Street of the acceptance of such payment order. In no event shall State Street be liable for special, indirect or consequential damages, even if advised of the possibility of such damages and even for failure to execute a payment order.

8.           AUTOMATED CLEARING HOUSE ("ACH") CREDIT ENTRIES/PROVISIONAL PAYMENTS: When a Client initiates or receives ACH credit and debit entries pursuant to these Guidelines and the rules of the National Automated Clearing House Association and the New England Clearing House Association, State Street will act as an Originating Depository Financial Institution and/or Receiving Depository Institution, as the case may be, with respect to such entries. Credits given by State Street with respect to an ACH credit entry are provisional until State Street receives final settlement for such entry from the Federal Reserve Bank. If State Street does not receive such final settlement, the Client agrees that State Street shall receive a refund of the amount credited to the Client in connection with such entry, and the party making payment to the Client via such entry shall not be deemed to have paid the amount of the entry.

9.           CONFIRMATION STATEMENTS: Confirmation of State Street’s execution of payment orders shall ordinarily be provided within 24 hours. Notice may be delivered through State Street’s proprietary information systems, such as, but not limited to Horizon and GlobalQuest®, account statements, advices, or by facsimile or callback. The Client must report any objections to the execution of a payment order within 30 days.

FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

10.          LIABILITY ON FOREIGN ACCOUNTS: State Street shall not be required to repay any deposit made at a non-U.S. branch of State Street, or any deposit made with State Street and denominated in a non-U.S. dollar currency, if repayment of such deposit or the use of assets denominated in the non-U.S. dollar currency is prevented, prohibited or otherwise blocked due to: (a) an act of war, insurrection or civil strife; (b) any action by a non-U.S. government or instrumentality or authority asserting governmental, military or police power of any kind, whether such authority be recognized as a defacto or a dejure government, or by any entity, political or revolutionary movement or otherwise that usurps, supervenes or otherwise materially impairs the normal operation of civil authority; or(c) the closure of a non-U.S. branch of State Street in order to prevent, in the reasonable judgment of State Street, harm to the employees or property of State Street. The obligation to repay any such deposit shall not be transferred to and may not be enforced against any other branch of State Street.

The foregoing provisions constitute the disclosure required by Massachusetts General Laws, Chapter 167D, Section 36.

While State Street is not obligated to repay any deposit made at a non-U.S. branch or any deposit denominated in a non-U.S. currency during the period in which its repayment has been prevented, prohibited or otherwise blocked, State Street will repay such deposit when and if all circumstances preventing, prohibiting or otherwise blocking repayment cease to exist.

11.         MISCELLANEOUS: State Street and the Client agree to cooperate to attempt to recover any funds erroneously paid to the wrong party or parties, regardless of any fault of State Street or the Client, but the party responsible for the erroneous payment shall bear all costs and expenses incurred in trying to effect such recovery. These Guidelines may not be amended except by a written agreement signed by the parties.

FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

Security Procedure(s) Selection Form

Please select one or more of the funds transfer security procedures indicated below.

[	]SWIFT

SWIFT (Society for Worldwide Interbank Financial Telecommunication) is a cooperative society owned and operated by member financial institutions that provides telecommunication services for its membership. Participation is limited to securities brokers and dealers, clearing and depository institutions, recognized exchanges for securities, and investment management institutions. SWIFT provides a number of security features through encryption and authentication to protect against unauthorized access, loss or wrong delivery of messages, transmission errors, loss of confidentiality and fraudulent changes to messages. SWIFT is considered to be one of the most secure and efficient networks for the delivery of funds transfer instructions.

Selection of this security procedure would be most appropriate for existing SWIFT members.

[	]Standing Instructions

Standing Instructions may be used where funds are transferred to a broker on the Client’s established list of brokers with which it engages in foreign exchange transactions. Only the date, the currency and the currency amount are variable. In order to establish this procedure, State Street will send to the Client a list of the brokers that State Street has determined are used by the Client. The Client will confirm the list in writing, and State Street will verify the written confirmation by telephone. Standing Instructions will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the Standing Instruction will be confirmed by telephone prior to execution.

[	]Remote Batch Transmission

Wire transfer instructions are delivered via Computer-to-Computer (CPU-CPU) data communications between the Client and State Street. Security procedures include encryption and or the use of a test key by those individuals authorized as Automated Batch Verifiers.

Clients selecting this option should have an existing facility for completing CPU-CPU transmissions. This delivery mechanism is typically used for high-volume business.

[	]Global Horizon Interchangesm Funds Transfer Service

Global Horizon Interchange Funds Transfer Service (FTS) is a State Street proprietary microcomputer-based wire initiation system. FTS enables Clients to electronically transmit authenticated Fedwire, CHIPS or internal book transfer instructions to State Street.

This delivery mechanism is most appropriate for Clients with a low-to-medium number of transactions (5-75 per day), allowing Clients to enter, batch, and review wire transfer instructions on their PC prior to release to State Street.

[	]Telephone Confirmation (Callback)

Telephone confirmation will be used to verify all non-repetitive funds transfer instructions received via untested facsimile or phone. This procedure requires Clients to designate individuals as authorized initiators and authorized verifiers. State Street will verify that the instruction contains the signature of an authorized person and prior to execution, will contact someone other than the originator at the Client’s location to authenticate the instruction.

Selection of this alternative is appropriate for Clients who do not have the capability to use other security procedures.

[	]Repetitive Wires

For situations where funds are transferred periodically (minimum of one instruction per calendar quarter) from an existing authorized account to the same payee (destination bank and account number) and only the date and currency amount are variable, a repetitive wire may be implemented. Repetitive wires will be subject to a mutually agreed upon limit. If the payment order exceeds the established limit, the instruction will be confirmed by telephone prior to execution. Telephone confirmation is used to establish this process. Repetitive wire instructions must be reconfirmed annually.

This alternative is recommended whenever funds are frequently transferred between the same two accounts.

[	]Transfers Initiated by Facsimile

The Client faxes wire transfer instructions directly to State Street Mutual Fund Services. Standard security procedure requires the use of a random number test key for all transfers. Every six months the Client receives test key logs from State Street. The test key contains alpha-numeric characters, which the Client puts on each document faxed to State Street. This procedure ensures all wire instructions received via fax are authorized by the Client.

We provide this option for Clients who wish to batch wire instructions and transmit these as a group to State Street Mutual Fund Services once or several times a day.

FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

[	]Instruct

Instruct is a State Street web-based application designed to provide internet-enabled remote access that allows for the capturing, verification and processing of various instruction types, including securities, cash and foreign exchange transactions. Instruct is designed using industry standard formats to facilitate straight-through processing. Instruct provides a number of security features through user entitlements, industry standard encryption protocols, digital security certificates and multiple tiers of user authentication requirements.

[	]Secure Transport

Secure Transport is a file transfer application based upon the Secure File Transfer Protocol standard that is designed to enable State Street clients/ investment managers to send file based transfer and transaction instructions over the internet. Secure Transport features multi-factor authenticators such as SecurID and digital certificates, and incorporates industry-standard encryption protocols.

[	]Automated Clearing House (ACH)

State Street receives an automated transmission or a magnetic tape from a Client for the initiation of payment (credit) or collection (debit) transactions through the ACH network. The transactions contained on each transmission or tape must be authenticated by the Client. Clients using ACH must select one or more of the following delivery options:

[	]Global Horizon Interchange Automated Clearing House Service

Transactions are created on a microcomputer, assembled into batches and delivered to State Street via fully authenticated electronic transmissions in standard NACHA formats.

[	]Transmission from Client PC to State Street Mainframe with Telephone Callback

[	]Transmission from Client Mainframe to State Street Mainframe with Telephone Callback

[	]Transmission from DST Systems to State Street Mainframe with Encryption

[	]Magnetic Tape Delivered to State Street with Telephone Callback

State Street is hereby instructed to accept funds transfer instructions only via the delivery methods and security procedures indicated. The selected delivery methods and security procedure(s) will be effective ____________ for payment orders initiated by our organization.

Key Contact Information

Whom shall we contact to implement your selection(s)?

Client operations contact	Alternate Contact

____________________________________________	____________________________________________
Name	Name

____________________________________________	____________________________________________
Address	Address

____________________________________________	____________________________________________
City/State/Zip Code	City/State/Zip Code

____________________________________________	____________________________________________
Telephone Number	Telephone Number

____________________________________________	____________________________________________
Facsimile Number	Facsimile Number

____________________________________________

SWIFT Number

____________________________________________

Telex Number

FUNDS TRANSFER ADDENDUM

[STATE STREET LOGO]

INSTRUCTION(S)

TELEPHONE CONFIRMATION

Fund	________________________________________________________________________

Investment Adviser___________________________________________

Authorized Initiators

Please Type or Print

Please provide a listing of Fund officers or other individuals who are currently authorized to INITIATE wire transfer instructions to State Street:

NAME	TITLE (Specify whether position	SPECIMEN SIGNATURE
is with Fund or Investment
Adviser)

______________________                 ___________________________                 ___________________________

______________________                 ___________________________                 ___________________________

______________________                 ___________________________                 ___________________________

______________________                 ___________________________                 ___________________________

______________________                 ___________________________                 ___________________________

Authorized Verifiers

Please Type or Print

Please provide a listing of Fund officers or other individuals who will be CALLED BACK to verify the initiation of repetitive wires of $10 million or more and all non-repetitive wire instructions:

NAME	CALLBACK PHONE NUMBER	DOLLAR LIMITATION (IF ANY)

______________________                 ___________________________                 ___________________________

______________________                 ___________________________                 ___________________________

______________________                 ___________________________                 ___________________________

______________________                 ___________________________                 ___________________________

______________________                 ___________________________                 ___________________________

REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN CONTRACT

ADDENDUM to that certain Master Custodian Agreement dated as of March 22, 2007 (the “Custodian Agreement”) between the Funds named therein (the “Customer”) and State Street Bank and Trust Company, including its subsidiaries and affiliates (“State Street”).

State Street has developed and utilizes proprietary accounting and other systems in conjunction with the custodian services which State Street provides to the Customer. In this regard, State Street maintains certain information in databases under its control and ownership which it makes available to its customers (the “Remote Access Services”).

The Services

State Street agrees to provide the Customer, and its designated investment advisors, consultants or other third parties authorized by State Street (“Authorized Designees”) with access to In~SightSM as described in Exhibit A or such other systems as may be offered from time to time (the “System”) on a remote basis.

Security Procedures

The Customer agrees to comply, and to cause its Authorized Designees to comply, with remote access operating standards and procedures and with user identification or other password control requirements and other security procedures as may be issued from time to time by State Street for use of the System and access to the Remote Access Services. The Customer agrees to advise State Street immediately in the event that it learns or has reason to believe that any person to whom it has given access to the System or the Remote Access Services has violated or intends to violate the terms of this Addendum and the Customer will cooperate with State Street in seeking injunctive or other equitable relief. The Customer agrees to discontinue use of the System and Remote Access Services, if requested, for any security reasons cited by State Street.

Fees

Fees and charges for the use of the System and the Remote Access Services and related payment terms shall be as set forth in the Custody Fee Schedule in effect from time to time between the parties (the “Fee Schedule”). The Customer shall be responsible for any tariffs, duties or taxes imposed or levied by any government or governmental agency by reason of the transactions contemplated by this Addendum, including, without limitation, federal, state and local taxes, use, value added and personal property taxes (other than income, franchise or similar taxes which may be imposed or assessed against State Street). Any claimed exemption from such tariffs, duties or taxes shall be supported by proper documentary evidence delivered to State Street.

Proprietary Information/Injunctive Relief

The System and Remote Access Services described herein and the databases, computer programs, screen formats, report formats, interactive design techniques, formulae, processes, systems, software, knowhow, algorithms, programs, training aids, printed materials, methods, books, records, files, documentation and other information made available to the Customer by State Street as part of the Remote Access Services and through the use of the System and all copyrights, patents, trade secrets and other proprietary rights of State Street related thereto are the exclusive, valuable and confidential property of State Street and its relevant licensors (the “Proprietary Information”). The Customer agrees on behalf of itself and its

i

Authorized Designees to keep the Proprietary Information confidential and to limit access to its employees and Authorized Designees (under a similar duty of confidentiality) who require access to the System for the purposes intended. The foregoing shall not apply to Proprietary Information in the public domain or required by law to be made public.

The Customer agrees to use the Remote Access Services only in connection with the proper purposes of this Addendum. The Customer will not, and will cause its employees and Authorized Designees not to, (i) permit any third party to use the System or the Remote Access Services, (ii) sell, rent, license or otherwise use the System or the Remote Access Services in the operation of a service bureau or for any purpose other than as expressly authorized under this Addendum, (iii) use the System or the Remote Access Services for any fund, trust or other investment vehicle without the prior written consent of State Street, or (iv) allow or cause any information transmitted from State Street's databases, including data from third party sources, available through use of the System or the Remote Access Services, to be published, redistributed or retransmitted for other than use for or on behalf of the Customer, as State Street’s customer.

The Customer agrees that neither it nor its Authorized Designees will modify the System in any way; enhance or otherwise create derivative works based upon the System; nor will the Customer or Customer’s Authorized Designees reverse engineer, decompile or otherwise attempt to secure the source code for all or any part of the System.

The Customer acknowledges that the disclosure of any Proprietary Information, or of any information which at law or equity ought to remain confidential, will immediately give rise to continuing irreparable injury to State Street inadequately compensable in damages at law and that State Street shall be entitled to obtain immediate injunctive relief against the breach or threatened breach of any of the foregoing undertakings, in addition to any other legal remedies which may be available.

Limited Warranties

State Street represents and warrants that it is the owner of and has the right to grant access to the System and to provide the Remote Access Services contemplated herein. Because of the nature of computer information technology, including but not limited to the use of the Internet, and the necessity of relying upon third party sources, and data and pricing information obtained from third parties, the System and Remote Access Services are provided “AS IS”, and the Customer and its Authorized Designees shall be solely responsible for the investment decisions, results obtained, regulatory reports and statements produced using the Remote Access Services. State Street and its relevant licensors will not be liable to the Customer or its Authorized Designees for any direct or indirect, special, incidental, punitive or consequential damages arising out of or in any way connected with the System or the Remote Access Services, nor shall either party be responsible for delays or nonperformance under this Addendum arising out of any cause or event beyond such party’s control.

State Street will take reasonable steps to ensure that its products (and those of its third-party suppliers) reflect the available state of the art technology to offer products that are Year 2000 compliant, including, but not limited to, century recognition of dates, calculations that correctly compute same century and multi century formulas and date values, and interface values that reflect the date issues arising between now and the next one-hundred years, and if any changes are required, State Street will make the changes to its products at no cost to you and in a commercially reasonable time frame and will require third-party suppliers to do likewise. The Customer will do likewise for its systems.

ii

EXCEPT AS EXPRESSLY SET FORTH IN THIS ADDENDUM, STATE STREET, FOR ITSELF AND ITS RELEVANT LICENSORS, EXPRESSLY DISCLAIMS ANY AND ALL WARRANTIES CONCERNING THE SYSTEM AND THE SERVICES TO BE RENDERED HEREUNDER, WHETHER EXPRESS OR IMPLIED INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF MERCHANTIBILITY OR FITNESS FOR A PARTICULAR PURPOSE.

Infringement

State Street will defend or, at our option, settle any claim or action brought against the Customer to the extent that it is based upon an assertion that access to the System or use of the Remote Access Services by the Customer under this Addendum constitutes direct infringement of any patent or copyright or misappropriation of a trade secret, provided that the Customer notifies State Street promptly in writing of any such claim or proceeding and cooperates with State Street in the defense of such claim or proceeding. Should the System or the Remote Access Services or any part thereof become, or in State Street’s opinion be likely to become, the subject of a claim of infringement or the like under any applicable patent or copyright or trade secret laws, State Street shall have the right, at State Street's sole option, to (i) procure for the Customer the right to continue using the System or the Remote Access Services, (ii) replace or modify the System or the Remote Access Services so that the System or the Remote Access Services becomes noninfringing, or (iii) terminate this Addendum without further obligation.

Termination

Either party to the Custodian Agreement may terminate this Addendum (i) for any reason by giving the other party at least one-hundred and eighty (180) days' prior written notice in the case of notice of termination by State Street to the Customer or thirty (30) days' notice in the case of notice from the Customer to State Street of termination, or (ii) immediately for failure of the other party to comply with any material term and condition of the Addendum by giving the other party written notice of termination. This Addendum shall in any event terminate within ninety (90) days after the termination of the Custodian Agreement. In the event of termination, the Customer will return to State Street all copies of documentation and other confidential information in its possession or in the possession of its Authorized Designees. The foregoing provisions with respect to confidentiality and infringement will survive termination for a period of three (3) years.

Miscellaneous

This Addendum and the exhibits hereto constitute the entire understanding of the parties to the Custodian Agreement with respect to access to the System and the Remote Access Services. This Addendum cannot be modified or altered except in a writing duly executed by each of State Street and the Customer and shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

By its execution of the Custodian Agreement, the Customer accepts responsibility for its and its Authorized Designees’ compliance with the terms of this Addendum.

iii

EXHIBIT A

to

REMOTE ACCESS SERVICES ADDENDUM TO CUSTODIAN CONTRACT

IN~SIGHTSM

System Product Description

In~SightSM provides bilateral information delivery, interoperability, and on-line access to State Street. In~SightSM allows users a single point of entry into State Street’s diverse systems and applications. Reports and data from systems such as Investment Policy MonitorSM, Multicurrency HorizonSM, Securities Lending, Performance & Analytics, and Electronic Trade Delivery can be accessed through In~SightSM. This Internet-enabled application is designed to run from a Web browser and perform across low-speed data lines or corporate high-speed backbones. In~SightSM also offers users a flexible toolset, including an ad-hoc query function, a custom graphics package, a report designer, and a scheduling capability. Data and reports offered through In~SightSM will continue to increase in direct proportion with the customer roll out, as it is viewed as the information delivery system will grow with State Street’s customers.

iv